Press Contact: Tom Rodak Marketing and Communications Manager (765) 771-5535	Investor Relations: (765) 771-5310
FOR IMMEDIATE RELEASE
WABASH NATIONAL CORPORATION ANNOUNCES
FOURTH QUARTER AND YEAR END RESULTS
LAFAYETTE, Ind. — Feb. 8, 2006 — Wabash National Corporation (NYSE: WNC) announced today results for the three and twelve months ended December 31, 2005. Net sales for the fourth quarter were $340.8 million compared to $287.4 million for the same period last year. Net income for the quarter was $19.7 million, compared to $13.0 million for the same period last year. For the year ended December 31, 2005, net sales were $1.214 billion compared to $1.041 billion for 2004. Net income for the year totaled $111.1 million, compared to $58.4 million in 2004. Diluted income per share was $0.55 for the fourth quarter 2005, compared to $0.39 per share for prior year quarter. For the twelve months ended December 31, 2005 diluted earnings per share was $3.06 compared to $1.80 in 2004. Included in the 2005 fourth quarter and year results were reversals of a valuation allowance amounting to $1.4 million or $0.04 per diluted share and $37.3 million or $ 0.98 per diluted share, respectively.
Commenting on these results, William P. Greubel, Chief Executive Officer, stated, “2005 was a year of growth, transition and learning for Wabash. Results overall were solid and in many categories record setting however, operating execution issues we faced and solved during the course of the year limited our achievements. Our performance and strong balance sheet reflects that we are truly in a new phase in our development. We strengthened our leadership team and Dick Giromini assumed the role of President in addition to his COO responsibilities. We continued to build an expanding presence with the mid-market fleets and applied more rigorous definitions of quality and performance. We invested significant resources into reinventing our manufacturing process and support infrastructure which we expect will drive operational and quality improvements and reduce our overall costs. We approach 2006 with a sense of optimism regarding industry demand and our ability to reap the rewards of our investments despite competitive pricing and raw material costs pressures. We will continue to seek to create shareholder value by striving to improve the productivity of our plants and retail operations and growing our market share.”

Wabash National Corporation designs, manufactures, and markets standard and customized truck trailers under the Wabash® brand name. The Company is one of the world’s largest manufacturers of truck trailers and a leading manufacturer of composite trailers. The Company’s wholly owned subsidiary, Wabash National Trailer Centers, is one of the leading retail distributors of new and used trailers and aftermarket parts throughout the U.S. and Canada.
This press release contains certain forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are, however, subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include dependence on lenders to agree to amend financial covenants on favorable term, increased competition, dependence on key management, reliance on certain customers and corporate partnerships, shortages of raw materials, dependence on industry trends, export sales and new markets, acceptance of new technology and products, and government regulation. Readers should review and consider the various disclosures made by the Company in this press release and in its reports to its stockholders and periodic reports on Forms 10-K and 10-Q.
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WABASH NATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2005	2004	2005	2004
NET SALES	$340,789	$287,357	$1,213,711	$1,041,096
COST OF SALES	306,866	258,250	1,079,196	915,310

Gross profit	33,923	29,107	134,515	125,786
GENERAL AND ADMINISTRATIVE EXPENSES	9,802	10,674	39,301	42,026
SELLING EXPENSES	3,448	3,576	15,220	14,977

Income from operations	20,673	14,857	79,994	68,783
OTHER INCOME (EXPENSE):
Interest expense	(1,542)	(2,199)	(6,431)	(10,809)
Foreign exchange gains and losses, net	(15)	522	231	463
Loss on debt extinguishment	—	(607)	—	(607)
Other, net	(716)	98	262	1,175

Income before income taxes	18,400	12,671	74,056	59,005
INCOME TAX (BENEFIT) EXPENSE	(1,295)	(319)	(37,031)	600

Net income	$19,695	$12,990	$111,087	$58,405

COMMON STOCK DIVIDENDS DECLARED	$0.045	$—	$0.18	$—

BASIC NET INCOME PER SHARE	$0.63	$0.44	$3.57	$2.10

DILUTED NET INCOME PER SHARE	$0.55	$0.39	$3.06	$1.80

COMPREHENSIVE INCOME
Net income	$19,695	$12,990	$111,087	$58,405
Foreign currency translation adjustment	96	816	649	1,137

NET COMPREHENSIVE INCOME	$19,791	$13,806	$111,736	$59,542

		Retail &
	Manufacturing	Distribution	Eliminations	Total
Three months ended
2005
Net Sales	$293,573	$59,360	$(12,144)	$340,789
Operating Results	$17,823	$484	$2,366	$20,673
2004
Net Sales	$257,272	$56,630	$(26,545)	$287,357
Operating Results	$17,349	$(1,332)	$(1,160)	$14,857

Twelve months ended
2005
Net Sales	$1,071,357	$245,292	$(102,938)	$1,213,711
Operating Results	$75,385	$2,827	$1,782	$79,994
2004
Net Sales	$913,678	$237,078	$(109,660)	$1,041,096
Operating Results	$73,472	$(2,879)	$(1,810)	$68,783

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Basic net income per share:
Net income	$19,695	$12,990	$111,087	$58,405

Weighted average common shares outstanding	31,194	29,527	31,139	27,748

Basic net income per share	$0.63	$0.44	$3.57	$2.10

Diluted net income per share:
Net income	$19,695	$12,990	$111,087	$58,405
After-tax equivalent of interest on convertible notes	1,235	1,210	4,914	4,828

Diluted net income	$20,930	$14,200	$116,001	$63,233

Weighted average common shares outstanding	31,194	29,527	31,139	27,748
Dilutive stock options/shares	165	720	276	832
Convertible notes equivalent shares	6,563	6,510	6,542	6,510

Diluted weighted average common shares outstanding	37,922	36,757	37,957	35,090

Diluted net income per share	$0.55	$0.39	$3.06	$1.80

WABASH NATIONAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	December 31,	December 31,
	2005	2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$67,437	$41,928
Accounts receivable, net	131,241	87,512
Current portion of finance contracts	1,472	2,185
Inventories	108,044	94,600
Deferred income taxes	40,550	—
Prepaid expenses and other	7,855	14,425

Total current assets	356,599	240,650

PROPERTY, PLANT AND EQUIPMENT, net	131,561	124,701

EQUIPMENT LEASED TO OTHERS, net	7,646	14,030

FINANCE CONTRACTS, net of current portion	32	3,319

GOODWILL	33,018	34,511

DEFERRED INCOME TAXES	3,050	—

OTHER ASSETS	16,747	14,835

	$548,653	$432,046

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$84,147	$78,107
Current maturities of long-term debt	500	2,000
Other accrued liabilities	58,751	52,442

Total current liabilities	143,398	132,549

LONG-TERM DEBT, net of current maturities	125,000	125,500

OTHER NONCURRENT LIABILITIES AND CONTINGENCIES	1,553	9,423

STOCKHOLDERS’ EQUITY	278,702	164,574

	$548,653	$432,046

WABASH NATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Years Ended December 31,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$111,087	$58,405
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,547	19,441
Net loss (gain) on the sale of assets	344	(2,089)
Deferred income taxes	(37,347)	—
Cash used for restructuring activities	—	(3,007)
Trailer valuation charges	195	448
Loss on debt extinguishments	—	607
Change in operating assets and liabilities:
Accounts receivable	(43,565)	(20,871)
Finance contracts	3,623	5,070
Inventories	(13,899)	(8,485)
Prepaid expenses and other	(141)	(716)
Accounts payable and accrued liabilities	12,395	5,081
Other, net	2,261	3,040

Net cash provided by operating activities	50,500	56,924
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(30,880)	(15,495)
Proceeds from the sale of property, plant and equipment	11,736	6,800

Net cash used in investing activities	(19,144)	(8,695)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	3,755	5,261
Proceeds from issuance of common stock	—	75,702
Borrowings under revolving credit facilities	15,414	667,522
Payments under revolving credit facilities	(15,414)	(727,879)
Payments under long-term debt obligations	(2,000)	(39,459)
Repurchase of common stock	(3,366)	—
Common stock dividends paid	(4,236)	—

Net cash used in financing activities	(5,847)	(18,853)

NET INCREASE IN CASH AND CASH EQUIVALENTS	25,509	29,376
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	41,928	12,552

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$67,437	$41,928